151 Farmington Avenue
                                               Hartford, CT 06156

                                               Susan E. Bryant
                                               Counsel
                                               Law Division, RE4A
                                               Investments & Financial Services
April 10, 1997                                 (860) 273-7834
                                               Fax:  (860) 273-0356

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account G of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 2 to Registration Statement on Form N-4 (File No. 33-61897).


Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company